Exhibit 13

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Video TRANSCRIPT:

“Why I Chose StartEngine”

Description:

Five entrepreneurs who have used the StartEngine platform describe why they decided to host raises on StartEngine.

Transcript:

StartEngine as a platform, I think, fits with my philosophy. I think StartEngine allows me to showcase my brand, allows the investor to find me, and there's not a lot of auxiliary stuff out there outside of that. We had influencers and customers that had said, you know, I'd love to invest in this. I really believe what this brand represents, but I'm not an accredited investor. StartEngine came across because another local company had a lot of success on their StartEngine campaign, and we started to look into it deeper and thought, "Gosh this could be a vehicle for all these people who have reached out to us and said, 'I want to own a piece of this brand because I believe in it and I believe in its growth and I believe that it will get bigger'" and it's really just about spreading the word. StartEngine came about for us at an interesting time for as as we were beginning to launch because they're not only able to help us accumulate and aggregate capital but they bring us the ability for fans to have a more meaningful involvement. So what StartEngine has perfected and what they've really worked to make streamlined is really a more meaningful form of crowdfunding. One of the benefits is you're getting a lot of people to see your idea. So because of that, I've had people reach out to me that I would've not know about, right? And these are people that would be key to our business operations in the future. What I liked about StartEngine is it's really about the investor and it's about the entrepreneur, and the platform just helps facilitate that. I think it's very focused on exactly what it needs to do and I love that as a fix. As a philosophy, that was very comfortable for me, and that's why I went with StartEngine.

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VIDEO TRANSCRIPT
“StartEngine/Own”

Description

StartEngine CEO Howard Marks explains the philosophy behind StartEngine, and invites people to invest in the company.

Transcript

Hi there. I’m Howard Marks, Founder and CEO of StartEngine. I’m so excited to invite you to become an owner in our company, and in the future of finance!

In just over a year, we’ve helped over 50 companies raise over $35M in capital. After a company raises capital on StartEngine, it’s one step closer to achieving its potential.

Investing in the StartEngine company itself is your chance to get in early on a finance revolution unlike any other.

StartEngine exists to bring access to those who never had it before. For entrepreneurs, this means access to the capital they need to grow their businesses. For investors, this means access to investment opportunities that were previously reserved for the wealthy.

“Hey I’m Bryan Pate, the CEO of ElliptiGO, and earlier this year, we raised funds on StartEngine.”

“Hi I’m Angela, CEO of From Fat to Finish Line, and we raised funds on StartEngine.”

“StartEngine is our home, and it’s been a pleasure working with these guys.”

We’re defying, disrupting, and absolutely demolishing the old ways of investing. Now, everyone can have access to early companies. However, for over 80 years, capital investing was muted. It was mostly exclusive to a wealthy few. Now, we’re finally out of the dark ages, and we have opened it up to everybody. With StartEngine, our systems of funding companies are about to explode with potential.

Some say raising from the crowd is a self-fulfilling prophecy for success: The people who invest are the same people who really use the product or service. They know what works in the market. Finally, the crowd has a voice and a wisdom we can all take advantage of.

We are so excited— so excited— about the opportunities that will be opened for tens of thousands of companies in the coming years.

StartEngine is ready for owners like you to shape the future of our business. Join us, and own a part of this massively transformative industry!

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# Investor Newsletter 9/21 | Combo 1

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**Campaign Preview** HTML Source Plain-Text Email Details

start engine

It's here, << Test First Name >>. **StartEngine Secondary** has arrived: You can now buy and sell your Reg A+ or Reg CF securities directly through the StartEngine platform.

---

Secondary

Your first chance **to sell.**
Your second chance **to buy.**

---

You've long told us about the importance of **liquidity** for your investments on StartEngine. Now, you'll be able to sell securities that were purchased via equity crowdfunding. As an investor, you can do three things through **StartEngine Secondary** (Beta):

1. **Sell Securities** — You can post eligible Reg A+ or Reg CF securities, purchased on any platform, not just on StartEngine.

2. **Buy Securities** — You can buy securities you may have missed out on.

3. **Add a Company** — If the company in which you own shares is not yet listed, but you'd like to sell your securities, **you can still post your securities.** This is inherently how new companies are added to the platform. **You can post**

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**securities that were purchased on StartEngine, or on other platforms too!**

Most Reg A+ securities are available for posting immediately; most Reg CF securities require one year of holding. Check the dates on your securities, and suggest any securities you're looking to sell.

## Most Momentum This Week

### SPARE (Closing Soon)

*Turns any cash register into an ATM*

**Raised $57K** this past week. **Raised $60K+** across 17 investors via a Small OPO.

### Rayton Solar

*Beginning the Solar Age*

**Raised $2.9M** this past week. **Raised $9.5M+** across 4,199 investors via a Large OPO.

## Vertical to Watch | Bikes

### SONDORS

*An electric bike in every home*

**Raised $479K+** across 342 investors via a Large OPO.

### Bike Friday

*Personal bike solutions built in the USA*

**Raised $156K+** across 114 investors via

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a Small OPO.

### GeoOrbital

*Make any bike electric in 60 seconds.*

**Raised $634K** across 617 investors via a Small OPO.

---

## **Disruptor?** Think Again

**Why Most 'Disruptors' Aren't Actually Disrupting Anything**

**blog.startengine.com**

"All disruptors are innovators, but not all innovators are disruptive."

**More.**

---

## **And Finally** The ICO Craze

**Billionaire CEO Taizo Son predicts that ICOs will come to dominate fundraising**

**CNBC**

"Regulators are scrutinizing the new red-hot fundraising trend in which start-ups and blockchain companies bring in millions of dollars by issuing virtual tokens to investors in exchange for money." **More.**

**The ICO craze, explained**

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**Recode**

"The "Initial Coin Offering" has gripped Silicon Valley this summer. What is it?" **More.**

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## **Today's Companies** Seeking Your Investment

ACCEPTING RESERVATIONS
**StartEngine**
Your chance to fund the future.

JUST LAUNCHED
**Ovanova**
Clean Marketing for Clean Energy

CLOSING SOON
**SPARE**
Turns any cash register into an ATM

**XTI Aircraft Company**
The future is now. Lift Up. Jet Out.

**BrightLocker**
The Ultimate Gamer Experience

**WAMI**
The Gamification of Photo Sharing

**SONDORS**
An Electric Bike in Every Home

**VitaPerk**
Energy and Nutrition Boost for Coffee

**Obron Restaurant Waiter**
One App That Works for All Restaurants

**bringpro**
On Demand Pick Up and Delivery Service

**SMASH Global**
Pro MMA with Fan-Based Ownership

**Big Picture Artists**
Management Company Creating TV Programs

**Quad Marine**
Revolutionary electric watercraft for the 21st century

**Symmpl**
Makes iPad so easy for non-tech seniors

**GarageSkins**
Real wood garage doors — 1/8 the cost

**Coco Jack**
Open Coconuts Safely in Seconds

**Bike Friday**
Personal Bike Solutions Built in the USA

**MUMO**
Sharing life's moments through music!

**MockOut**
Fantasy games for the offseason

**N-Gen Technologies**
Giving Power to the People!

**Spendwith**
A culture based peer-2-peer shopping app

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**JUDOBABY**
Invest in the Future of Entertainment

**BOXX**
The Electric Smart Scooter

**NEXT Future Transportation**
Autonomous Modular Mass Transit Solution

**MAGNABID**
Bid and get matched with the best.

**Rayton Solar**
Beginning the Solar Age

**Social Bluebook**
Empowering influencer marketing

**Red Mountain Resort**
Fight the Man. Own the Mountain.

**Filmio**
A new kind of entertainment company owned by the fans

**Vibrant TV**
Turn on the world

**HyGen**
Clean Renewable Hydrogen for Fuel Cell Electric Vehicles

**MI OLA**
Chic, sexy performance swimwear

**Alkane Truck Company**
Assembler of Alternative Fuel Vehicles

**Keezel**
Secure and Private Internet Starts Now

**MedAnswers**
Groundbreaking Infertility App

**Gotham Ballers Inc.**
Own a Piece of a Pro Sports Team

**Go Fish Marketplace**
The 1st Direct Sales Marketplace

**Shark Wheel**
The Reinvention of the Wheel

**Baja United Group**
An importer with a purpose.

**Fama Cash**
Mobile wallet marketplace

**GRACEDBYGRIT**
Premium activewear that keeps women safe

**Insta Slim**
Slimming shapewear made just for men.

**Dubuc Motors Electric Car Company**
Tomahawk, the world's first, connected, long-range, luxury EV sports car.

**OPER**
Payment Platform with No Processing Fees

---

## Online Public Offerings on StartEngine

**Small OPO** | Offerings up to $1.07M that are open to all types of investors and operate under Regulation Crowdfunding.
**Large OPO** | Offerings up to $50M that are open to all types of investors and operate under Regulation A+.
**Select OPO** | Offerings that are open only to accredited investors and operate under 506c.

---

**Follow Us**

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@StartEngineLA

Facebook Twitter Instagram Medium

For questions, thoughts, or whims about equity crowdfunding, reply to this email or drop me a note at **Community@StartEngine.com.**

---

*Vertical to Watch is an editorial feature that covers companies on an unbiased, rotating basis. Companies are not featured in these categories more than once. Most Momentum features the live company with the most investments in the last week in its respective classification.

IMPORTANT MESSAGE: StartEngine Crowdfunding is a not a broker-dealer, funding portal or investment adviser. StartEngine Capital, LLC is a funding portal registered with the US Securities and Exchange Commission (SEC) and a member of the Financial Industry Regulatory Authority (FINRA). Neither StartEngine Crowdfunding nor StartEngine Capital is making any recommendation or giving any advice with respect to any company or offering discussed in this communication. To read our full disclosure, please go to: **https://www.startengine.com/assets/Disclaimer.pdf**

Copyright © 2017 StartEngine Crowdfunding Inc. / StartEngine Capital LLC, All rights reserved

You are receiving this email because you are a member of the StartEngine community.

**Our mailing address is:**

StartEngine Crowdfunding Inc. / StartEngine Capital LLC
925 N La Brea Ave
Los Angeles, CA 90038

Add us to your address book

Want to change how you receive these emails?
You can**update your preferences** or **unsubscribe from this list**

---

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9/25/2017 Campaign Overview | MailChimp

# /Own Reserve In StartEngine's OPO 2 | All Investors | Combo 1

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start engine /own

<< Test First Name >>,

Last week, we broke the news to you about our own **equity offering.**

Since **the announcement**, you've offered an unbelievable wave of support. Our cheeks flushed when we found out thousands of you reserved shares in the same week you found out about the opportunity. If you haven't reserved your shares yet, we recommend you check out our offering circular and reserve shares here: **www.startengine.com/own**

In the meantime, the work continues! This week, we...

1. **Premiered StartEngine Secondary** (Beta), the crowdfunding industry's first, much-anticipated **platform** for buying/selling securities.
2. **Launched a new crop of offerings**, and continued to surpass benchmarks.

Reserve Your Shares

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YouTube Facebook Twitter Instagram Blog LinkedIn

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT **OFFERING STATEMENT CAN BE FOUND HERE.**

**THE OFFERING MATERIALS** MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

IMPORTANT MESSAGE: StartEngine Crowdfunding is a not a broker-dealer, funding portal or investment adviser. StartEngine Capital, LLC is a funding portal registered with the US Securities and Exchange Commission (SEC) and a member of the Financial Industry Regulatory Authority (FINRA). Neither StartEngine Crowdfunding nor StartEngine Capital is making any recommendation or giving any advice with respect to any company or offering discussed in this communication. To read our full disclosure, please go to: **https://www.startengine.com/assets/Disclaimer.pdf**

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Copyright © 2017 StartEngine Crowdfunding Inc. / StartEngine Capital LLC, All rights reserved

You are receiving this email because you are a member of the StartEngine community.

**Our mailing address is:**

StartEngine Crowdfunding Inc. / StartEngine Capital LLC
925 N La Brea Ave
Los Angeles, CA 90038

**Add us to your address book**

Want to change how you receive these emails?
You can **update your preferences** or **unsubscribe from this list**

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9/21/2017 Campaign Overview | MailChimp

# Reserve In StartEngine's OPO | All Investors | Winner

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September 15, 2017

Dear << Test First Name >>,

At some point in the last two years, you became one of the first people to publicly invest in a private company on StartEngine. You dived into uncharted waters and carved out your stake in the future.

Today, because of your boldness, we're letting you know about our next revolutionary opportunity—**the chance to own a piece of StartEngine itself.**

start engine

That's right. In the coming weeks, StartEngine *will be offering shares of our own company* to ambitious, forward-thinking investors like you. If you want to get in early on what we think is a huge opportunity, you can your reserve shares at **startengine.com/own**.

Rest assured, you'll be hearing more from us when this unique investment round officially commences—but for now, we want to give you, our supportive community, the head start you deserve.

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With excitement,

StartEngine

**Sneak Peek at Our Offering**

YouTube Facebook Twitter Instagram Blog LinkedIn

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT **OFFERING STATEMENT CAN BE FOUND HERE.**

**THE OFFERING MATERIALS** MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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9/21/2017 Campaign Overview | MailChimp

IMPORTANT MESSAGE: StartEngine Crowdfunding is a not a broker-dealer, funding portal or investment adviser. StartEngine Capital, LLC is a funding portal registered with the US Securities and Exchange Commission (SEC) and a member of the Financial Industry Regulatory Authority (FINRA). Neither StartEngine Crowdfunding nor StartEngine Capital is making any recommendation or giving any advice with respect to any company or offering discussed in this communication. To read our full disclosure, please go to: **https://www.startengine.com/assets/Disclaimer.pdf**

Copyright © 2017 StartEngine Crowdfunding Inc. / StartEngine Capital LLC, All rights reserved

You are receiving this email because you are a member of the StartEngine community.

**Our mailing address is:**

StartEngine Crowdfunding Inc. / StartEngine Capital LLC
925 N La Brea Ave
Los Angeles, CA 90038

**Add us to your address book**

Want to change how you receive these emails?
You can **update your preferences** or **unsubscribe from this list**

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